                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                          AMENDMENT TO CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                December 3, 1999


                             ASPEC TECHNOLOGY, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


      000-2256S                                         77-0298386
---------------------                       ------------------------------------
(Commission File No.)                       (IRS Employer Identification Number)


                              830 E. Arques Avenue
                          Sunnyvale, California 94086
              ----------------------------------------------------
                    (Address of principal executive offices)


                                 (408) 774-2199
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                             ASPEC TECHNOLOGY, INC.
                                   FORM 8K/A
                          AMENDMENT OF CURRENT REPORT

     The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its current report on Form 8-K originally filed with the Securities and Exchange Commission on December 17, 1999.

                               TABLE OF CONTENTS

(a)  HISTORICAL FINANCIALS OF INBOX SOFTWARE, INC.

     Balance Sheets as of December 31, 1998 and December 3, 1999

     Statements of Operations for the year ended December 31, 1998 and the period from January 1 to December 3, 1999

     Statements of Shareholders' Equity for the year ended December 31, 1998 and the period from January 1 to December 3, 1999
     Statements of Cash Flows for the year ended December 31, 1998 and the period from January 1 to December 3, 1999
     Notes to Financial Statements

(b)  PRO FORMA FINANCIAL INFORMATION

     Unaudited Pro Forma Combined Balance Sheet as of August 31, 1999
     Notes to Unaudited Pro Forma Combined Balance Sheet
     Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended November 30, 1998
     Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended August 31, 1999
     Notes to Unaudited Pro Forma Condensed Combined Statement of Operations


ITEM 7. FINANCIAL STATEMENTS PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements of Inbox

INBOX SOFTWARE, INC.
--------------------------------------------------------------------------------



                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Board of Directors of Inbox Software, Inc.


In our opinion, the accompanying balance sheets and the related statements of operations, of cash flows, and of changes in shareholder's equity present fairly, in all material respects, the financial position of Inbox Software, Inc. at December 31, 1998, and December 3, 1999, and the results of its operations and its cash flows for the year ended December 31, 1998 and for the period from January 1, 1999 to December 3, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
San Jose, California
February 15, 2000

INBOX SOFTWARE, INC.
BALANCE SHEETS
--------------------------------------------------------------------------------



                                                                                           DECEMBER 31,              DECEMBER 3
                                                                                               1998                    1999
                                                                                            -----------             -----------
ASSETS
Current assets:
      Cash and cash equivalents                                                             $   593,000             $    37,000
      Accounts receivable                                                                             -                  22,000
      Prepaid expenses and other current assets                                                  15,000                  29,000
                                                                                            -----------             -----------
              Total current assets                                                              608,000                  88,000
Property and equipment, net                                                                      32,000                 162,000
                                                                                            -----------             -----------
              Total assets                                                                  $   640,000             $   250,000
                                                                                            ===========             ===========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
      Accounts payable                                                                      $    28,000             $   273,000
      Accrued liabilities                                                                        30,000                 503,000
      Deferred revenue                                                                          132,000                 204,000
      Accrued payroll and deferred compensation                                                  32,000                 438,000
      Note payable to related parties                                                                 -                 580,000
                                                                                            -----------             -----------
              Total current liabilities                                                         222,000               1,998,000

Deferred compensation, long term                                                                300,000                       -
                                                                                            -----------             -----------
              Total liabilities                                                                 522,000               1,998,000
                                                                                            -----------             -----------

Redeemable convertible preferred stock:
      2,222,222 shares authorized; 1,555,556 and 2,222,222 shares issued and outstanding as of December 31, 1998 and December 3, 1999
          respectively; liquidation preference of $0.5625 per share                             875,000               1,250,000
                                                                                            -----------             -----------

Commitments (note 7)

Shareholders' deficit:
      Common stock;
          25,000,000 shares authorized; 5,000,000 and 6,449,153 shares
          outstanding as of December 31, 1998 and December 3, 1999, respectively              1,143,000               2,223,000
      Accumulated deficit                                                                    (1,622,000)             (4,068,000)
      Note receivable                                                                                 -                (187,000)
      Unearned compensation                                                                    (278,000)               (966,000)
                                                                                            -----------             -----------
              Total shareholders' deficit                                                      (757,000)             (2,998,000)
                                                                                            -----------             -----------

                      Total liabilities, redeemable convertible
                          preferred stock and shareholders' deficit                         $   640,000             $   250,000
                                                                                            ===========             ===========

   The accompanying notes are an integral part of these financial statements

INBOX SOFTWARE, INC.
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------



                                                                          PERIOD FROM
                                                   YEAR ENDED               JANUARY 1,
                                                  DECEMBER 31,            TO DECEMBER 3,
                                                      1998                    1999
                                                  -----------             -------------
Product revenue                                   $   151,000             $   169,000
Service revenue                                       112,000                 158,000
                                                  -----------             -----------
Total revenue                                         263,000                 327,000
                                                  -----------             -----------
Cost of product revenue                               146,000                 372,000
Cost of service revenue                                91,000                 157,000
                                                  -----------             -----------
Total cost of revenue                                 237,000                 529,000
                                                  -----------             -----------
Gross profit/(loss)                                    26,000                (202,000)
                                                  -----------             -----------
Operating expenses:
      Research & development                          326,000                 867,000
      Sales and marketing                             111,000                 372,000
      General and administrative                       68,000                 720,000
      Stock based compensation                        135,000                 179,000
                                                  -----------             -----------
              Total operating expenses                640,000               2,138,000
                                                  -----------             -----------

Loss from operations                                 (614,000)             (2,340,000)

Interest (expense) income, net                         (6,000)                  2,000
                                                  -----------             -----------

Net loss                                          $  (620,000)            $(2,338,000)
Accretion of redeemable convertible
  preferred stock                                     215,000                 108,000
                                                  -----------             -----------

Loss attributable to common shareholders             (835,000)             (2,446,000)
                                                  ===========             ===========

The accompanying notes are an integral part of these financial statements.

INBOX SOFTWARE, INC.
STATEMENTS OF SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------




                                       COMMON STOCK                                                                     TOTAL
                                  -------------------------      ACCUMULATED         NOTES          UNEARNED        SHAREHOLDERS'
                                    SHARES         AMOUNT          DEFICIT         RECEIVABLE     COMPENSATION         DEFICIT
                                  ---------     -----------      -----------      -----------     ------------      -------------
Balances, December 31, 1997       4,691,781         690,000         (787,000)               -                           (97,000)

Issuance of common
 stock in exchange for
 services @ 14.6 cents
 per share                          308,219          40,000                -                -                            40,000

* Accretion of redeemable
  convertible preferred stock                                        (215,000)                                         (215,000)
Unearned compensation related
 to grants of stock options                         413,000                -                        (413,000)                 -

Amortization of unearned
 stock compensation                                                                                  135,000            135,000

Net loss                                  -               -         (620,000)               -                          (620,000)
                                  ---------     -----------      -----------      -----------      -----------      -----------

Balances, December 31, 1998       5,000,000       1,143,000       (1,622,000)                       (278,000)          (757,000)
                                  ---------     -----------      -----------      -----------      -----------      -----------

Issuance of common stock
 @ 14.6 cents per share in
 conjunction with exercise
 of stock options                 1,449,153         213,000                -         (187,000)                           26,000

Accretion of redeemable                                             (108,000)                                          (108,000)
  convertible preferred stock

Unearned compensation related
 to grants of stock options                         867,000                                         (867,000)                -

Amortization of unearned
 stock compensation                                                                                  179,000            179,000

Balances, December 31, 1999

Net loss                                  -               -       (2,338,000)               -                       (2,338,,000)
                                  ---------     -----------      -----------      -----------       ----------      -----------

Balances, December 3, 1999        6,449,153     $ 2,223,000      $(4,068,000)     $  (187,000)      (966,000)       $(2,998,000)
                                  =========     ===========      ===========      ===========       =========       ===========

   The accompanying notes are an integral part of these financial statements.

INBOX SOFTWARE, INC.
STATEMENT OF CASHFLOWS
YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------



                                                                                                                  PERIOD FROM
                                                                                          YEAR ENDED               JANUARY 1
                                                                                          DECEMBER 31,            TO DECEMBER 3
                                                                                              1998                     1999
                                                                                          ------------            -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                              $  (620,000)            $(2,338,000)
     Adjustments to reconcile net loss to net cash used in
         operating activities:
             Depreciation and amortization                                                      29,000                  30,000
             Stock based compensation expense for options granted                              135,000                 179,000
             Changes in operating assets and liabilities:
                 Accounts receivable                                                                 -                 (22,000)
                 Prepaid expenses and other assets                                             (13,000)                (14,000)
                 Accounts payable                                                               28,000                 245,000
                 Accrued liabilities                                                            15,000                 473,000
                 Deferred revenue                                                              132,000                  72,000
                 Payroll liabilities and deferred compensation                                 137,000                 106,000
                 Repayment of note receivable from employee                                     47,000                       -
                                                                                           -----------             -----------
                          Net cash used in operating activities                               (110,000)             (1,269,000)
                                                                                           -----------             -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                                                         (8,000)               (160,000)
                                                                                           -----------             -----------
                          Net cash used in investing activities                                 (8,000)               (160,000)
                                                                                           -----------             -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from sale of preferred stock                                                     660,000                 267,000
     Proceeds from exercise of stock options                                                    40,000                  26,000
     Proceeds from (repayments of)notes payable                                                (4,000)                580,000
                                                                                           -----------             -----------
                          Net cash provided by financing activities                            696,000                 873,000
                                                                                           -----------             -----------

Net increase / (decrease) in cash and cash equivalents                                         578,000                (556,000)

Cash and cash equivalents at beginning of year                                                  15,000                 593,000
                                                                                           -----------             -----------

Cash and cash equivalents at end of year                                                   $   593,000             $    37,000
                                                                                           ===========             ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid during year for interest                                                    $     6,000             $         -
                                                                                           ===========             ===========
     Common stock issued for services                                                      $    40,000             $         -
                                                                                           ===========             ===========
     Stock issued in exchange for notes receivable                                         $        -              $   187,000
                                                                                           ===========             ===========
     Accretion of redeemable preferred stock                                                   215,000                 108,000
                                                                                           ===========             ===========

   The accompanying notes are an integral part of these financial statements.

INBOX SOFTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.       DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      DESCRIPTION OF BUSINESS

                  Inbox Software, Inc. (the "Company") is a California Corporation, formed in 1995 and is a provider of internet-based business to business, content management software solutions for enterprises and their internet-connected vendors.

         (b)      USE OF ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported results of operations during the reporting period. Actual results could differ from those estimates.

         (c)      REVENUE RECOGNITION

                  The Company derives revenue from the licensing of its content management software products as well as the performance of consulting, development, training and installation services. Product revenue is recognized in accordance with AICPA Statement of Position 97-2 on Software Revenue Recognition. This means that the Company typically recognizes revenue upon shipment to final customers, providing no significant obligations remain and collection is considered probable. Service revenue is recognized in accordance with AICPA Statement of Position 81-1 on contract revenue accounting. In the case of the Company, revenue is recognized when the services contract has been completed due to the Company's inability to measure its progress to completion. The Company's services contracts typically extend for less than three months.

         (d)      CONCENTRATIONS OF CREDIT RISK

                  Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable and notes receivable. The Company maintains all of its cash with one financial institution. Cash equivalents are comprised of money market funds. Management believes the financial risks associated with these financial instruments are minimal. The note receivable is due from an employee of the Company and management believe that the risk of credit loss is low.

                  With respect to accounts receivable, the Company performs credit evaluations of its customers and maintains reserves for potential credit losses when considered necessary.

                  Five customers accounted for 32%, 19%, 17%, 17%, and 13% of the revenues respectively during the period January 1 through December 3, 1999. In 1998, three customers accounted for 47%, 37% and 17% of revenue respectively.

         (e)      FAIR VALUE OF FINANCIAL INSTRUMENTS

                  Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, notes payable and other accrued liabilities, approximate fair value due to their short maturities.

         (f)      PROPERTY AND EQUIPMENT

                  Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of the equipment, generally three years.

                  In March 1998, the American Institute of Public Accountants issued Statement of Position No. 98-1 (SOP 98-1), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This standard requires companies to capitalize qualifying computer software costs, which are incurred during the application development stage and amortize them over the software's estimated useful life. SOP 98-1 is effective for the period from January 1 through December 31, 1999. To date the Company has not developed software for internal use and, accordingly, no costs have been capitalized.

         (g)      SOFTWARE DEVELOPMENT COSTS

                  Software development costs not qualifying for capitalization are included in research and development and are expensed as incurred. After technological feasibility is established, material software development costs are capitalized. The capitalized cost is then amortized on a straight-line basis over the greater of the estimated product life or on the ratio of current revenues to total projected product revenues. The Company defines technological feasibility as the establishment of a working model, which typically occurs upon completion of the first beta version. To date, the period between achieving technological feasibility, and the general availability of such software has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.

         (h)      INCOME TAXES

                  The Company utilizes the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce deferred tax assets to an amount that is more likely than not to be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

INBOX SOFTWARE INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

         (i)      STOCK-BASED COMPENSATION

                  The Company accounts for its employee stock option plan in accordance with the provisions of Accounting Principles Board
                  (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense is recorded on the date of grant when the current market price of the underlying stock exceeds the exercise price. Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123. Stock issued to non-employees has been accounted for in accordance with SFAS No. 123 and valued using the Black-Scholes model.

         (j)      ACCUMULATED OTHER COMPREHENSIVE INCOME

                  In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards of reporting and display of comprehensive income and its components of net income and "Other Comprehensive Income" in a full set of general-purpose financial statements. Other comprehensive income refers to revenues, expenses, gains, and losses that are not included in net income but rather are recorded directly in stockholders' equity. SFAS No. 130 was adopted by the Company in 1998 but the Company has no elements of other comprehensive income.

         (k)      STOCK SPLIT

                  All share and per share amounts for all periods presented have been restated to reflect a fourteen point six-for-one stock split, which was effective December 10, 1998.

         (l)      IMPAIRMENT OF LONG-LIVED ASSETS

                  In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, management evaluates the Company's long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. As of December 3, 1999, the Company does not consider any assets to be impaired.

         (m)      RECENT ACCOUNTING PRONOUNCEMENTS

                  In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. Inbox Software Inc. is required to adopt SFAS No. 133 in fiscal 2001. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. To date, the Company has not entered into any derivative financial instruments or hedging activities.

INBOX SOFTWARE, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------



         (n)      CASH AND CASH EQUIVALENTS

                  The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents. Cash equivalents consist principally of money market funds.


2.       PROPERTY AND EQUIPMENT

                  Property and equipment consisted of the following as of December 31, 1998 and December 3, 1999:

                                                                                  DECEMBER 31,          DECEMBER 3,
                                                                                     1998                  1999
                                                                                  -----------           -----------
                  PROPERTY AND EQUIPMENT, NET:
                       Leasehold improvements                                      $   2,000             $  10,000
                       Computer equipment and purchased software                      35,000               159,000
                       Office equipment                                               36,000                64,000
                                                                                   ---------             ---------
                                                                                      73,000               233,000
                       Less:  Accumulated depreciation and amortization              (41,000)              (71,000)
                                                                                   ---------             ---------

                                                                                   $  32,000             $ 162,000
                                                                                   =========             =========

                  Depreciation and amortization expense was $29,000 and $30,000 in the year ended December 31, 1998 and the period ending December 3, 1999 respectively.


3.       RELATED PARTY TRANSACTIONS

         (a)      NOTE PAYABLE

                  During 1999, the Company issued promissory notes in the principal amounts of $430,000 and $150,000.

                  Inbox issued a promissory note in the principal amount of $150,000 to a shareholder of the Company. The note had no listed maturity, bore no interest and was not collateralized. This note was payable upon the demand of the holder and was repaid as part of the acquisition of the Company (see Note 8).

                  The remaining balance consists of a bridge loan of $430,000 received from Aspec Technology Inc. (Aspec). This note is payable upon the demand of the holder and does not bear interest. On December 3, 1999, the Company was acquired by Aspec (see Note 8).


         (b)      DEFERRED COMPENSATION

                  The Company did not pay the salary of an officer who is also a significant shareholder and a member of the board of directors, for three years between July 1, 1996 and June 30, 1999. The Company expects to fully pay this within the next six months. As of December 3, 1999, the total balance outstanding was $360,000.

INBOX SOFTWARE, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------



4.       REDEEMABLE CONVERTIBLE PREFERRED STOCK

        At December 31, 1998 and December 3, 1999, the amounts of redeemable convertible preferred stock were as follows:

                                     SHARES ISSUED AND OUTSTANDING                          NET AMOUNT
                                  ----------------------------------            ----------------------------------
              SHARES              DECEMBER 31,            DECEMBER 3,           DECEMBER 31,            DECEMBER 3,
            AUTHORIZED                1998                   1999                   1998                   1999
            ----------            -----------             ----------            -----------             ----------
             2,222,222             1,555,556              2,222,222             $  875,000             $1,250,000
             =========             =========              =========             ==========             ==========



                  As part of the acquisition of the Company, all redeemable convertible preferred stock converted to common stock of the Company on a one-for-one basis (see Note 8.)

                  The rights, preferences, and privileges of the holders of redeemable convertible preferred stock are as follows:

                  - The holders of redeemable convertible Preferred stock were entitled to receive dividends, at a rate of $0.04 per share per annum payable out of funds legally available therefor, when and if declared by the Company's Board of Directors. The dividend rights were not cumulative.

                  - The holders of redeemable convertible Preferred stock had the right to redeem their shares for $0.5625 per share, plus any declared but unpaid dividends, if any, in preference to the holders of Common stock in the event of any liquidation, dissolution or winding up of the Company. For purposes of this redemption feature, a merger or consolidation of the Company into another corporation was considered to be a liquidation of the Company. After payment of the maximum liquidation distribution to holders of Preferred stock, any remaining assets of the Company will be distributed pro rata to holders of Common stock.

                  - In recognition of this redemption right, the Company recorded charges against accumulated deficit of $215,000 and $108,000 for the year ended December 31, 1998 and the period from January 1, 1999 through December 3, 1999 to accrete the preferred shares up to their redemption amount.

                  - Each share of redeemable convertible preferred stock was convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of Common, as is determined by dividing $0.45 by the Conversion Price. The conversion price used in the conversion was $0.45.

                  - Conversion would have occurred automatically upon either an initial public offering with a price of not less than $3.00 per share and proceeds not less than $10,000,000, or on the date agreed in writing by the holders of at least a majority of the shares of redeemable convertible preferred stock.

                  - Holders of redeemable convertible preferred stock voted equally with shares of common stock on an "as-if-converted" basis.

                  No dividends have been declared or paid on preferred stock or common stock since inception of the Company.

INBOX SOFTWARE, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------


     5.  SHAREHOLDER'S DEFICIT

         (a)      COMMON STOCK

                  The Company's Articles of Incorporation, as amended, authorizes the Company to issue 25,000,000 shares of common stock. Each share of common stock has the right to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock at the time outstanding having priority rights as to dividends.

                  At December 31, 1998 and December 3, 1999, the Company had reserved 1,555,556 and 2,222,222 shares of common stock for the conversion of redeemable convertible preferred stock respectively. Also, 5,000,000 shares of common stock have been reserved for issuance under the Company's 1998 Stock Option Plan (see below).


         (b)      1998 STOCK OPTION PLAN

                  The Company's 1998 Stock Option Plan (the "Plan") authorizes the granting of incentive and nonstatutory common stock options to employees and nonemployees at exercise prices no less than 85% of the fair market value of the common stock on the grant date, as determined by the Board of Directors. The options may be exercised immediately upon issuance and generally have a term of 10 years. The common stock issued upon the exercise of stock options vests 25% after one year of service and thereafter ratably over the next 36 months of service. Upon termination of service, an employee's unvested shares may be repurchased by the Company at the option exercise price.

         (c)      ACCOUNTING FOR STOCK-BASED COMPENSATION

                  In accordance with the requirements of APB25, Inbox has recorded unearned compensation for the differences between the purchase price of stock issued to employees under stock purchase rights or the exercise price of the stock options and the deemed fair market value of Inbox's stock at the date of grant. This unearned compensation is amortized to expense over the period during which Inbox's right to repurchase the stock lapses or options became exercisable, generally four years. At December 3, 1999 Inbox has recorded unearned compensation related to these options in the total amount of $1,294,000 of which $314,000 has been amortized to expense during fiscal year 1998 and 1999.

                  The fair value of employee options granted was estimated on the date of grant using the minimum-value method. The fair value of nonemployee options granted was estimated on the date of grant using the Black-Scholes option-pricing model. The following weighted-average assumptions were used in these calculations: risk-free interest rate of approximately 5.5% for the periods ended 1999 and 1998, expected life of five years; no dividends and expected volatility of 55% for employee and nonemployee options.

                  Had compensation expense for the stock plans been determined based on the fair value at the grant date for options granted in December 31, 1998 and December 3, 1999, consistent with the provisions of SFAS 123, the pro forma loss attributable to common shareholders would have been reported as follows:

                                                                               DECEMBER 31,     DECEMBER 31,
                                                                                  1998              1999
                                                                               -----------     ------------
                  Loss attributable to common shareholders - as reported........   795             2,413
                  Loss attributable to common shareholders - pro forma..........   796             2,431

                  Such pro forma disclosure may not be representative of future compensation cost because options generally vest over several years and additional grants are made each year.

INBOX SOFTWARE, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------



                  A summary of activity under the Company's option plan for the period from January 1, 1998 to December 3, 1999, is presented below:

                                                                                            OPTIONS OUTSTANDING
                                                                                      -----------------------------
                                                                OPTIONS                                    WEIGHTED
                                                               AVAILABLE                                    AVERAGE
                                                                  FOR                                      EXERCISE
                                                                 GRANT                  SHARES              PRICE
                                                               ---------              ---------            --------
                  Balances as of January 1, 1998                      --                     --                --

                       Authorized                              5,000,000                     --             $0.15
                       Granted                                (1,600,000)             1,600,000             $0.15
                                                               ---------              ---------             -----

                  Balances as of December 31, 1998             3,400,000              1,600,000             $0.15

                       Authorized                                     --                     --                --
                       Granted                                (1,661,443)             1,661,443             $0.15
                       Exercised                                      --             (1,449,153)            $0.15
                       Canceled                                  397,292               (397,292)            $0.15
                                                               ---------              ---------             -----

                  Balances as of December 3, 1999              2,135,849              1,414,998             $0.15
                                                               =========              =========

                  All options granted during the year-end December 31, 1998 and the period from January 1 to December 3, 1999 were granted at exercise pries less than the fair market value of the underlying stock.

                  Weighted-average fair value of options
                  granted during the year:

                  1999                                                                                      $0.63
                                                                                                            -----
                  1998                                                                                      $0.33
                                                                                                            -----


The weighted-average remaining contractual life of outstanding options is 8.9 years.

INBOX SOFTWARE, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------



6.       INCOME TAXES

         Income tax expense for the periods ended December 31, 1998 and December 3, 1999, consisted of state income tax payable of $800 each year. Such amount has been included as other expense in the statement of operation. The difference between the statutory income tax rate of 34% and the Company's effective tax rate is primarily due to the valuation allowance provided for deferred tax assets. The Company has provided a full valuation allowance due to the uncertainty of generating future taxable income that would allow for the realization of such deferred tax assets.

         The types of temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of December 3, 1999 and December 31, 1998 are as follows:

                                                                                      DECEMBER 31,     DECEMBER 3,
                                                                                          1998            1999
                                                                                      ------------     -----------
         DEFERRED TAX ASSETS:
          Accruals and reserves                                                           144,000          365,000
          Deferred revenue                                                                 53,000           92,000
          Net operating loss carryforwards                                                 65,000          618,000
          Fixed assets                                                                      1,000          (13,000)
                                                                                        ---------      -----------
                  Total gross deferred tax assets                                         263,000        1,062,000
         Less:  Valuation allowance                                                      (263,000)      (1,062,000)
                                                                                        ---------      -----------

                      Total deferred tax assets                                         $      --      $        --
                                                                                        ---------      -----------


         The Company has net operating loss carryforwards for federal and state tax purposes of approximately $1,551,000 and $1,550,000, respectively. The federal carryforwards expire from 2018 to 2019. The state net operating loss carryforwards expire from 2003 to 2004.

         The Internal Revenue Code of 1986, and applicable state tax laws, impose substantial restrictions on the ability of the Company to utilize net operating loss carryforwards in the event of an ownership change, as defined. On December 3, 1999, the Company underwent an ownership change (see Note 8), and, as a result, the federal and state tax losses incurred through that date are subject to an annual limitation.

INBOX SOFTWARE, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------



7.       LEASE COMMITMENTS

         The Company leases certain equipment and its facilities under various noncancelable operating leases.

         Future minimum lease payments under operating leases as of December 3, 1999, are as follows:

         YEARS ENDING                               OPERATING
         DECEMBER 31,                                LEASES
         ------------                              ----------
         2000                                         182,000
         2001                                         191,000
         2002                                         196,000
         2003                                          50,000
         Thereafter                                        --
                                                   ----------
         Total minimum lease payments              $  619,000
                                                   ==========


         Rent expense was $72,000 and $130,000 for the periods ended December 31, 1998 and December 3, 1999, respectively.

8.       MERGER WITH ASPEC TECHNOLOGY (UNAUDITED)

         On December 3, 1999, the Company was acquired by Aspec Technology, Inc. (Aspec) in a purchase transaction. Following the merger, the Company became a wholly-owned subsidiary of Aspec. In conjunction with the merger, all outstanding redeemable convertible preferred stock of the Company converted to common stock of the Company. The outstanding balance of the Company's common stock of 8,671,375 shares then converted into $7,640,000 of cash plus 1,205,866 shares of Aspec common stock. All outstanding common stock options of InBox at the time of the merger converted to 1,194,134 Aspec common stock options with an exercise price of $0.18 per share. The conversion ratio for common stock options was 0.844 Aspec options for each Inbox option held. The converted options maintained their original vesting schedule.

     (a)  Financial Statements of Inbox

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements give effect to the merger of Aspec Technology, Inc. (Aspec) and Inbox Software, Inc. (Inbox) using the purchase method of accounting in accordance with generally accepted accounting principles. Aspec is considered the accounting acquirer. Aspec completed its acquisition of Inbox on December 3, 1999.

The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of the respective companies. The unaudited pro forma condensed combined balance sheet assumes that the merger took place on August 31, 1999 and combines InBox's September 30, 1999 unaudited historical balance sheet with Aspec's August 31, 1999 historical unaudited consolidated balance sheet. The unaudited pro forma condensed combined statements of operations for the twelve months ended November 30, 1998 and the nine months ended August 31, 1999 assume the merger took place as of December 1, 1997 and combine Aspec's consolidated statement of operations for the twelve months ended November 30, 1998 with InBox's statements of operations for the twelve months ended December 31, 1998 (unaudited). The unaudited pro forma condensed combined statement of operations for the nine months ended August 31, 1999 combine Aspec's condensed consolidated statement of operations for the nine months ended August 31, 1999 (unaudited) with InBox's condensed statement of operations for the nine months ended September 30, 1999 (unaudited). The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements.

The pro forma adjustments are based on a preliminary valuation of Inbox, that has yet to be finalized, made in connection with the development of the pro forma information for illustrative purposes to comply with the disclosure requirements of the Securities and Exchange Commission. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements may be revised upon the finalization of the valuation of the net assets acquired by Aspec. The unaudited pro forma condensed combined financial statements do not purport to be indicative of the results of operations for future periods or the combined financial position or results that would have been realized had the companies been a single entity during these periods.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of Aspec included in Aspec's November 30, 1998 Annual Report on Form 10-K and August 31, 1999 Quarterly Report on Form 10-Q previously filed with the Securities and Exchange Commission.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF AUGUST 31,1999
                                                                                                           Pro forma     Pro forma
                                                                   ASPEC         InBox       Combined     adjustments    Combined
                                                                 ---------     ---------     --------     -----------    ---------
         Current Assets:
         Cash and cash equivalents                                 30482            7          30489              37        30526
         Accounts receivable:
         Billed                                                     3198                        3198              22         3220
         Unbilled                                                    357                         357                          357
         Prepaid expenses                                            565                         565                          565



                                                                                                           Pro forma     Pro forma
                                                                   Aspec         InBox       Combined     adjustments    combined
                                                                 ---------     ---------     --------     -----------    ---------
         Inventory                                                    99                          99                            99
         Deferred income taxes                                      2100                        2100                          2100
                                                                 -------       ------        -------        -------       --------
         Total current assets                                      36801            7          36808             59          36867
         Property and equipment - net                               9444          135           9579            162           9741
         Investments                                                2538                        2538                          2538
         Other assets                                               3010           29           3039          10379          13418
                                                                 -------       ------        -------        -------       --------
         TOTAL ASSETS                                              51793          171          51964          10600          62564
                                                                 =======       ======        =======        =======       ========

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
         Current liabilities:
          Accounts payable                                          3740          111           3851                         3851
         Accrued liabilities                                        2067          662           2729                         2729
         Income taxes payable                                        272                         272                          272
         Customer advances                                          3346           34           3380                         3380
                                                                 -------       ------        -------        -------       -------
         Total current liabilities                                  9425          807          10232                        10232
         Deferred liabilities - rent                                  52                          52                           52
                                                                 -------       ------        -------        -------       -------
         Total current liabilities                                  9477          807          10284                        10284
                                                                 -------       ------        -------        -------       -------
                      Deferred compensation                         --            360            360                          360
                                                                 -------       ------        -------        -------       -------
         Total liabilities                                          9477         1167          10644                        10644
                                                                 =======       ======        =======        =======       =======


         Stockholders' equity (deficiency):
         Preferred stock                                                         1177           1177          (1177)           --
         Common stock                                              86299          943          87242           7482         94724
         Stockholders notes receivable                              (175)        (187)          (362)            --          (362)
         Treasury Stock                                             (927)                       (927)            --          (927)
         CTA                                                         (46)                        (46)            --           (46)
         Unearned compensation                                                 (10.15)        (10.15)            --         (1015)
          Retained deficit                                       (42835)       (19.14)        (44749)          4295        (40454)
                                                                 -------       ------        -------        -------       --------
         Total stockholders' equity (deficiency)                   42316         (996)         41320          10600         51920
                                                                 =======       ======        =======        =======       ========

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
            (DEFICIENCY)                                           51793          171          51964                        62564
                                                                 =======       ======        =======        =======       ========

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED NOVEMBER 30,1998.
(in thousands)

                                                                                                  Pro forma        Pro forma
                                            Aspec              InBox           Combined          adjustments        combined
                                        --------------     --------------      --------          -----------     --------------
Revenue                                     $23090           $   263             23353            $                  23353
Cost of revenue                              16688               237             16925                               16925

Gross profit                                  6402                26              6428                                6428

Operating expenses:
Research and development                      2640               326              2966                                2966
Sales and marketing                           5952               111              6063                                6063
General and administrative                    4576                68              4644                                4644
Write-off of purchased technology              700                                 700                                 700
Amortization of intangibles                    418                                 418                3790            4208
Stock based compensation                                         135               135                                 135

Total operating expenses                     14286               640             14926                3790           18716

Income (loss) from operations                (7884)             (614)            (8498)              (3790)         (12288)

Interest income (expense) net                 1614                (6)             1608                                1608

Income (loss) before income taxes            (6270)             (620)            (6890)              (3790)         (10680)

Provision for income taxes                     264                --               264                                 264

Net income (loss)                            (6534)             (620)            (7154)              (3790)         (10944)

Accretion of redeemable
  preferred stock                             4328               215              4543                                4543


Income (loss) attributable to
  common stockholders                       (10862)             (835)           (11697)              (3790)         (15487)

Basic earnings (loss) per share                $ (0.43)      $ (0.59)
Basic average shares outstanding                25,258        26,464
Diluted earnings (loss) per share              $  0.43       $ (0.59)
Diluted average shares outstanding              25,258        26,464

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED AUGUST 31,1999.

                                                                                             Pro forma       Pro forma
                                               Aspec           InBox         Combined       adjustments      combined
                                           --------------  --------------    --------       -----------     ------------
Revenue                                         5989            327            6316                              6316
Cost of revenue                                10266            370           10636                             10636

Gross profit                                   (4277)           (43)          (4320)                            (4320)

Operating expenses:
Research and development                        4805            651            5456                              5456
Sales and marketing                             3357            254            3611                              3611
General and administrative                      3410            536            3946                              3946
                                                  --
Amortization of intangibles                      502                            502            2843              3345
Stock based compensation                                       130              130                               130
Total operating expenses                       12074           1571           13645            2843             16488

Income (loss) from operations                 (16351)         (1614)         (17965)          (2843)           (20808)

Interest income, net                            1270              2            1272                              1272
Equity loss from joint venture                  (585)                          (585)                             (585)

Income (loss) before income taxes             (15666)         (1612)         (17278)          (2843)           (20121)

                                                  --

Net income (loss)                             (15666)         (1612)         (17278)          (2843)           (20121)

Accretion of redeemable
  preferred stock                                 --            (81)            (81)                              (81)

Loss attributable to
  common stockholders                         (15666)         (1693)         (17359)          (2843)           (20202)

Basic earnings (loss) per share              $ (0.56)                                                         $ (0.69)
Basic average shares outstanding               27945                                                            29151
Diluted earnings (loss) per share            $  0.56                                                          $  0.69
Diluted average shares outstanding             27945                                                            29151


                                                                                             Pro forma        Pro forma
                                                Aspec          InBox         Combined       adjustments        combined
                                           --------------  --------------    --------       -----------     --------------

Income (loss) attributable to
  common stockholders                         (15,666)        (1,482)         (17,148)

Basic earnings (loss) per share
  Basic average shares outstanding
  Diluted earnings (loss) per share
  Diluted average shares outstanding


 NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1.   The Acquisition

The pro forma condensed combined financial information reflects the acquisition of InBox on December 3, 1999 for 2,400,000 shares of Aspec Common Stock and $7,640,000 cash. The purchase price of the acquisition of $18,158,000, which includes $95,000 of estimated acquisition related costs, was used to acquire the net assets of InBox. The purchase price for pro forma purposes was allocated to assets acquired and liabilities assumed based on the book value of InBox's current assets and liabilities, which management believes approximates their fair value, the estimated fair value of property and equipment, based on management's estimates of fair value, and an independent appraisal for all other identifiable assets. The excess of the purchase price over the net tangible and intangible assets acquired and liabilities assumed has been allocated to goodwill. The allocation of the purchase price is as follows (in thousands):

Property and equipment                           $   162,000
Current and other assets                              88,000
Liabilities assumed                                1,999,000
Goodwill                                          14,571,000
Acquired in-process research and development         925,000
Acquired developed technology and workforce
  and other intangibles                            2,412,000

2.   Unaudited Pro forma Condensed Combined Statement of Operations

The following adjustments were applied to the historical statements of operations for Aspec and InBox for the year ended November 31, 1998 and the nine months ended August 31, 1999 to arrive at the pro forma unaudited condensed combined statement of operations of the respective periods as though the acquisition took place on December 1, 1997:

(b) Shares used in the per share calculation reflect 1,205,866 shares issued to shareholders as if they were outstanding from the beginning of each period presented. Basic and diluted weighted average shares outstanding are the same in each period because of the pro forma combined net loss.

The one time charge to expense for the fair value of the in-process research and development has been excluded from the unaudited pro forma condensed combined statement of operations since it is a non-recurring charge.

The nine months ended September 30, 1999 for InBox is unaudited.

2.   Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were applied to the historical balance sheet of Aspec and InBox at August 31, 1999 to arrive at the pro forma condensed combined balance sheet:

(a) To record the net increase in fair value of property and equipment over their historical book value.

(b) To record intangible assets acquired at their fair values, as follows (in thousands):

     Developed technology        $ 1,983,000
     Work force                      331,000
     Goodwill                     14,571,000

(c) Adjustment to record the estimate of transaction costs related to the merger. Estimated costs include all costs directly incurred as a result of the agreement including, but not limited to, accounting and attorney fees, consultants and other miscellaneous items.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ASPEC TECHNOLOGY, INC.

     Dated: February 16, 2000           By: /s/ Michael J. Carroll
                                        ----------------------------------------
                                        Michael J. Carroll
                                        President and Chief Executive Officer